UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 22, 2005 (November 18, 2005)

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	000-27723 (Commission File Number)	77-0270079 (I.R.S. Employer Identification Number)
1143 Borregas Avenue
Sunnyvale, California 94089
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
On November 18, 2005, SonicWALL, Inc., a California corporation (“SonicWALL”), Spectrum Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of SonicWALL and a Delaware corporation, and Lasso Logic, Inc., a Delaware corporation (“Lasso Logic”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), as announced in the attached press release dated November 21, 2005. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Lasso Logic, with Lasso Logic continuing as the surviving corporation and becoming a wholly owned subsidiary of SonicWALL (the “Merger”).
In connection with the Merger, each share of Lasso Logic common stock and preferred stock that is outstanding at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive an undisclosed amount in cash without interest. The outstanding options to purchase Lasso Logic common stock not exercised prior to the Effective Time will be assumed by SonicWALL as options exercisable for SonicWALL common stock.
A copy of the press release, which also announces the acquisition of certain assets from enKoo, Inc., is filed herewith as Exhibit 99.1, and is incorporated herein by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits – The following exhibit is being furnished herewith:

Exhibit
Number	Description
99.1*	Text of press release issued by SonicWALL, Inc., dated November 21, 2005.
* This exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONICWALL, INC
By:	/s/ Robert D. Selvi
Robert D. Selvi
Chief Financial Officer

Dated: November 22, 2005

EXHIBIT INDEX

Exhibit
No.	Description
99.1*	Text of press release issued by SonicWALL, Inc., dated November 21, 2005.
* This exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.